EXHIBIT 10.42

                     CONSULTING AND NONCOMPETITION AGREEMENT

         THIS CONSULTING AND NONCOMPETITION AGREEMENT (this "Agreement") is made and entered into as of November 1, 1999, by and among AMERIPATH, INC., a Delaware corporation (the "Company") and JAMES C. NEW (the "Consultant").

                                 R E C I T A L S

         A. The Consultant is currently employed by the Company as its President and Chief Executive Officer.

         B. The Company and the Consultant have entered into a letter agreement, dated October 24, 1995 (the "Letter Agreement"), relating to certain severance compensation payable by the Company to the Consultant. The Compensation Committee of the Board of Directors of the Company has previously approved certain additional severance compensation payable to the Consultant, the terms and conditions of which are documented and set forth herein.

         C. The Company recognizes that the Consultant possesses extensive knowledge and experience regarding the businesses in which the Company is engaged and all aspects of the Company's operations. The Company believes that the Consultant's knowledge and business advice will be extremely beneficial to the Company even after the Consultant's employment with the Company is terminated.

         D. In the event of the termination of the Consultant's employment with the Company (i) for any reason other than death, Disability, voluntary resignation by the Consultant prior to the "Change in Control Date" or by the Company for "Cause" (as such terms are defined herein), or (ii) by reason of the voluntary resignation by the Consultant of his employment with the Company on or after the Change in Control Date (any such termination of employment described in clause (i) or (ii) hereof being referred to herein as a "Qualifying Termination"), the Company desires to retain the services of and obtain certain restrictive covenants from the Consultant, and the Consultant desires to provide those services and is willing to agree to those restrictive covenants, upon and subject to the payments, terms and conditions set forth in this Agreement. For purposes of this Agreement, "Change in Control Date" shall have the same meaning as provided in that certain Executive Retention Agreement, dated August 12, 1999, by and between the Company and the Consultant (the "Executive Retention Agreement").

                     O P E R A T I V E   P R O V I S I O N S

         In consideration of the foregoing recitals, the mutual promises and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are acknowledged hereby, the parties hereto, intending to be legally bound, hereby covenant and agree as follows:

                                    ARTICLE I
                             ENGAGEMENT OF SERVICES

         1.1 TERM OF CONSULTING SERVICES. The consulting services to be provided by the Consultant to the Company pursuant to this Article I shall commence as of the date on which a Qualifying Termination occurs (the "Commencement Date") and shall continue for twenty-four (24) consecutive months thereafter (the "Consulting Term"). For purposes of this Agreement, "Cause" shall mean and include (i) an act or acts of fraud or personal dishonesty taken by the Consultant and intended to result in substantial personal enrichment of the Consultant at the expense, and to the detriment, of the Company, (ii) repeated violations by the Consultant of the Consultant's obligations to the Company or under this Agreement which are demonstrably willful and deliberate on the Consultant's part and which are not remedied in a reasonable period of time after receipt of written notice by the Consultant from the Company, or (iii) the conviction of the Consultant by a court of competent jurisdiction of a felony crime. The determination of Cause shall be made in good faith by the Board of Directors of the Company (the "Board") at a meeting of the Board called and held for such purpose, where the Consultant shall be provided reasonable advance written notice of such meeting and of the acts or omissions alleged to constitute "Cause," and shall be provided an opportunity to address the Board in person regarding the acts or omissions of which he is accused. Any termination for Cause shall be made in writing to the Consultant by the Board, which notice shall set forth in detail all acts or omissions upon which the Company is relying for such termination.

         1.2 SERVICES TO BE PROVIDED.

                  (a) SERVICES. During the Consulting Term, the Consultant shall make himself available to consult with the Board (or, at the Board of Directors' direction, to consult with the Company's Chief Executive Officer) upon reasonable advance notice from the Company, during the Company's normal business hours. The Consultant shall report exclusively to the Board (or such Chief Executive Officer) and shall perform such consulting services (consistent with the services the Consultant previously provided to the Company while he was an employee) as shall be requested by the Board from time to time and which are reasonably acceptable to the Consultant (collectively referred to herein as the "Services")

                   (b) PERFORMANCE OF SERVICES. The Consultant is responsible for reasonably determining the method, details and means of performing the Services required under this Agreement. The Consultant shall maintain all permits, licenses and authorizations necessary to Consultant's performance of Services hereunder and shall at all times perform such Services and conduct Consultant's business and affairs in accordance with all applicable federal, state and local laws and regulations. Such consultation may be by telephone, in writing or by other method of communication selected in the reasonable exercise of the Consultant's discretion. Unless otherwise agreed to in writing by the Consultant, the Consultant shall provide the Services required hereunder at the location or locations which the Consultant deems appropriate; provided, however, that at least once per fiscal quarter, the Consultant agrees that he will use his best efforts to make himself available to provide Services at the Company's executive offices located in Riviera Beach, Florida.

                  (c) HOURS. During the Consulting Term, it is agreed that the Consultant shall not be required to devote more than ten (10) hours (the "Agreed Hours") in any calendar month to the performance of the Services set forth in subsection 1.2(a) hereof.

         1.3 NATURE OF CONSULTING RELATIONSHIP. It is agreed and understood by the parties to this Agreement that, for all purposes, during the Consulting Term, the Consultant shall serve solely as an independent contractor of the Company and shall not be an employee of the Company in any capacity. Nothing in this Agreement shall be interpreted or construed as creating or establishing the relationship of employer and employee between the Consultant and Company. As an independent contractor, the Consultant shall accept any directions issued by the Company pertaining to the goals to be attained and the results to be achieved by him (solely to the extent consistent with the required Services), but shall be solely responsible for the manner and hours in which he will perform his services under this Agreement.

                                   ARTICLE II
                                  COMPENSATION

         2.1 CONSULTING FEES. In consideration for the services to be provided by the Consultant pursuant to Section 1.2 hereof, the Company shall pay a fee to the Consultant equal to One Hundred Thousand Dollars ($100,000) for the Consulting Term, payable in twelve (12) equal consecutive monthly installments of Eight Thousand Three Hundred Thirty Three Dollars and 33 Cents ($8,333.33) per month, which monthly payments shall commence on the first anniversary of the Commencement Date.

         2.2 COMPENSATION FOR RESTRICTIVE COVENANTS. In consideration for the Consultant's agreement to abide by the restrictive covenant provisions contained in Article III of this Agreement during the Consulting Term, the Company shall pay to the Consultant an additional amount equal to Two Hundred Fifty Thousand Dollars ($250,000), payable in twelve (12) equal consecutive monthly installments of Twenty Thousand Eight Hundred Thirty Three Dollars and 33 Cents ($20,833.33) per month, which monthly payments shall commence on the first anniversary of the Commencement Date.

         2.3 SEVERANCE PAYMENTS. The payments required pursuant to Sections 2.1 and 2.2 do not begin until the first anniversary of the Commencement Date because, during the first twelve (12) months of the Consulting Term, the Consultant is entitled to receive severance payments pursuant to the Letter Agreement. Except for any applicable reduction in payments due to the operation of Section 7 of the Executive Retention Agreement, the provisions of this Agreement shall not in any way alter or reduce or affect any amounts or benefits payable by the Company to the Consultant, whether under the Letter Agreement, the Executive Retention Agreement or otherwise.

         2.4 EXPENSE REIMBURSEMENTS. During the Consulting Term, the Company shall reimburse the Consultant for all reasonable business expenses actually paid or incurred by the Consultant in the course of and pursuant to the performance of the Services or the advancement of the business interests of the Company, upon submission of supporting documentation by the Consultant and in accordance with such policies and guidelines as from time to time may be established by the Company (as applicable to the Company's executive officers).

         2.5 BENEFIT CONTINUATION. During the period commencing on the first anniversary of the Commencement Date and ending on the last day of the Consulting Term, the Company will provide Consultant with benefits under the Company's benefit programs, at substantially the same coverage and limits as Consultant had in his role as Chief Executive Officer of the Company, and at no cost to Consultant. The benefits required to be provided to Consultant pursuant to this Sections 2.5 do not begin until the first anniversary of the Commencement Date because during the first twelve (12) months of the Consulting Term the Consultant is entitled to receive these benefits under the Letter Agreement.

                                   ARTICLE III
                               DEATH & DISABILITY

         3.1 DEATH OR DISABILITY. Notwithstanding anything to the contrary contained in this Agreement, in the event of the Consultant's death or Disability during the Consulting Term, the Consultant, his beneficiary, his estate or personal representative shall continue to receive the compensation provided for in Sections 2.1 and 2.2 hereof, at such times and in such amounts as if the Consultant had not died or suffered a Disability. For purposes of this Agreement, "Disability" shall mean if the Consultant shall, as a result of mental or physical incapacity, illness or disability, become unable to perform his obligations hereunder for a period of 180 days during any 12-month period.

                                   ARTICLE IV
                              RESTRICTIVE COVENANTS

         4.1 NON-COMPETITION. At all times during the Consulting Term, the Consultant shall not, directly or indirectly, engage in or have any interest in any sole proprietorship, partnership, corporation or business or any other person or entity (whether as an employee, officer, director, partner, agent, security holder, creditor, consultant or otherwise) that directly or indirectly (or through any affiliated entity) engages in the business of conducting or performing anatomic pathology services (whether such services are provided by physicians or laboratories; provided that such provision shall not apply to the Consultant's ownership of Common Stock of the Company or the acquisition or ownership by the Consultant, solely as an investment, of securities of any issuer that is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and that are listed or admitted for trading on any United States national securities exchange or that are quoted on the National Association of Securities Dealers Automated Quotations System, or any similar system or automated dissemination of quotations of securities prices in common use, so long as the Consultant does not control, acquire a controlling interest in or become a member of a group which exercises direct or indirect control or, more than five percent (5.0%) of any class of voting securities of such corporation.

         4.2 NONSOLICITATION OF EMPLOYEES AND CLIENTS. At all times during the Consulting Term, the Consultant shall not, directly or indirectly, for himself or for any other person, firm, corporation, partnership, association or other entity (a) employ or attempt to employ or solicit the employment of any employee or former employee of the Company, unless such employee or former employee has not been employed by the Company for a period in excess of six (6) months, and/or (b) call on or solicit any of the actual or targeted prospective clients of the Company on behalf of any person or entity in connection with any business competitive with the business of the Company on the date hereof, nor shall the Consultant make known the names and addresses of such clients or any information relating in any manner to the Company's trade or business relationships with such customers, other than in connection with the performance of Consultant's duties under this Agreement.

         4.3 NONDISCLOSURE. The Consultant shall not at any time divulge, communicate, use to the detriment of the Company or for the benefit of any other person or persons any Confidential Information (as hereinafter defined) pertaining to the business of the Company. Any Confidential Information or data now or hereafter acquired by the Consultant with respect to the business of the Company (which shall include, but not be limited to, information concerning the Company's business, financial condition, prospects, personnel, technology, customers and methods of doing business) shall be deemed a valuable, special and unique asset of the Company that is received by the Consultant in confidence and as a fiduciary, and Consultant shall remain a fiduciary to the Company with respect to all of such information for the term of this agreement. For purposes of this Agreement, "Confidential Information" means information disclosed to the Consultant or known by the Consultant as a consequence of or through his employment by or services with the Company (including information conceived, originated, discovered or developed by the Consultant) prior to or after the date hereof, and not generally known or available to the public, competitors or the Consultant, about the Company or its business. Notwithstanding the foregoing, nothing herein shall be deemed to restrict the Consultant from disclosing Confidential Information to the extent required by law.

         4.4 REFORMATION BY COURT. In the event that a court of competent jurisdiction shall determine that any provision of this Article IV is invalid or more restrictive than permitted under the governing law of such jurisdiction, then only as to enforcement of this Article IV within the jurisdiction of such court, such provision shall be interpreted and enforced as if it provided for the maximum restriction permitted under such governing law.

         4.5 SURVIVAL. The provisions of this Article IV shall survive the termination of this Agreement, as applicable.

         4.6 INJUNCTION. It is recognized and hereby acknowledged by the parties hereto that a breach by the Consultant of any of the covenants contained in
Article IV of this Agreement will cause irreparable harm and damage to the Company, the monetary amount of which may be virtually impossible to ascertain. As a result, the Consultant recognizes and hereby acknowledges that the Company shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any violation of any or all of the covenants contained in Article IV of this Agreement by the Consultant or any of his affiliates, associates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other remedies the Company may possess.

                                    ARTICLE V
                                  MISCELLANEOUS

         5.1 ENTIRE AGREEMENT; AMENDMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the specific subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, both written and oral, among the parties hereto with respect to such specific matter. This Agreement may not be amended or modified in any way except by a written instrument executed by the Company and the Consultant.

         5.2 NOTICE. All notices under this Agreement shall be in writing and shall be given by personal delivery, or by registered or certified United States mail, postage prepaid, return receipt requested, to the address set forth below:

         If to the Consultant, to:                 James C. New
                                                   307 Eagleton Golf Drive
                                                   Palm Beach Gardens, FL  33418

         If to the Company, to:                    AmeriPath, Inc..
                                                   7289 Garden Road, Suite 200
                                                   Riviera Beach, Florida 33404
                                                   Attn:  President

or to such other person or persons or to such other address or addresses as the Consultant and the Company or their respective successors or assigns may hereafter furnish to the other by notice similarly given. Notices, if personally delivered, shall be deemed to have been received on the date of delivery, and if given by registered or certified mail, shall be deemed to have been received on the fifth business day after mailing.

         5.3 GOVERNING LAW. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Florida, without giving effect to the conflict of laws principles of each State. With respect to any disputes concerning federal law, such disputes shall be determined in accordance with the law as it would be interpreted and applied by the United States Court of Appeals for the Eleventh Circuit.

         5.4 ASSIGNMENT: SUCCESSORS AND ASSIGNS. Neither the Consultant nor the Company may make an assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party; provided, however, that this Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns (whether by merger, sale, consolidation, sale or transfer of assets or otherwise) and the Consultant and his heirs, personal representatives, executors, legal representatives or assigns.

         5.5 WAIVER. The waiver by any party hereto of the other party's prompt and complete performance or breach or violation of any provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation, and the waiver by any party hereto to exercise any right or remedy which he or it may possess shall not operate nor be construed as the waiver of such right or remedy by such party or as a bar to the exercise of such right or remedy by such party upon the occurrence of any subsequent breach or violation.

         5.6 SEVERABILITY. The invalidity of any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall be declared invalid by a court of competent jurisdiction, then this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, section or sections, or subsection or subsections had not been inserted.

         5.7 ARBITRATION. Except to the extent the Company has the right to seek an injunction under Section 4.6 hereof, any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Palm Beach County, Florida, in accordance with the Rules of the American Arbitration Association then in effect (except to the extent that the procedures outlined below differ from such rules). Within thirty (30) days after written notice by either party has been given that a dispute exists and that arbitration is required, each party must select an arbitrator and those two arbitrators shall promptly, but in no event later than thirty (30) days after their selection, select a third arbitrator. The parties agree to act as expeditiously as possible to select arbitrators and conclude the dispute. The selected arbitrators must render their decision in writing. The cost and expenses of the arbitration and of enforcement of any award in any court shall be borne by the non-prevailing party. If advances are required, each party will advance one-half of the estimated fees and expenses of the arbitrators. Judgment may be entered on the arbitrators' award in any court having jurisdiction. Although arbitration is contemplated to resolve disputes hereunder, either party may proceed to court to obtain an injunction to protect its rights hereunder, the parties agreeing that either could suffer irreparable harm by reason of any breach of this Agreement. Pursuit of an injunction shall not impair arbitration on all remaining issues.

         5.9 COMPLIANCE WITH LEGAL REQUIREMENTS. The Company shall not be required, by reason of this Agreement, to provide workers' compensation, disability insurance, Social Security or unemployment compensation coverage nor any other statutory benefit to the Consultant. The Consultant shall comply at his expense with all applicable provisions of workers' compensation laws, unemployment compensation laws, federal Social Security law, the Fair Labor Standards Act, federal, state and local income tax laws, and all other applicable federal, state and local laws, regulations and codes relating to terms and conditions of employment required to be fulfilled by employers or independent contractors.

         5.10 GENDER AND NUMBER. Wherever the context shall so require, all words herein in the male gender shall be deemed to include the female or neuter gender, all singular words shall include the plural and all plural words shall include the singular.

         5.11 SECTION HEADINGS. The section or other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of any or all of the provisions of this Agreement.

         5.12 NO THIRD PARTY BENEFICIARY. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person, firm, corporation, partnership, association or other entity, other than the parties hereto and each of their respective heirs, personal representatives, legal representatives, successors and assigns, any rights or remedies under or by reason of this Agreement.

         5.13 NO AUTHORITY TO BIND COMPANY. During the Consulting Term, the Consultant does not and shall not have any authority to enter into any contract or agreement for, on behalf of or in the name of the Company, or to legally bind the Company to any commitment or obligation, except as expressly authorized by the Company.

         5.14 INDEMNIFICATION. To the maximum extent permitted by law, the Company shall indemnify, hold harmless, protect and defend (with counsel reasonably acceptable to the Consultant) Consultant and all others who could be liable for the obligations of any of them from and against any and all claims, demands, actions, fines, penalties, liabilities, losses, taxes, damages, injuries and expenses (including without limitation, actual attorneys', consultant's and expert witness' fees and costs at the pre-trial, trial and appellate levels and in bankruptcy proceedings) related to, arising out of or resulting from the performance by the Consultant of his obligations and duties hereunder in accordance with the terms hereof, provided, however, that the Company does not hereby agree, and shall not be obligated to, so indemnify, the Consultant from any such loss, cost, damage, liability or expense arising out of any act or omission of the Consultant or any of his agents, officers, employees, independent contractors or representatives, which act or omission constitutes gross negligence, willful misconduct or fraud or is in material breach of this Agreement. Notwithstanding any other provisions of this Agreement to the contrary, the Company's obligations under this Section shall survive the expiration, termination or cancellation of this Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                                 THE COMPANY:

                                                 AMERIPATH, INC.

                                                 /s/ THOMAS S. ROBERTS
                                                 -------------------------------
                                                 By:  Thomas S. Roberts

`                                                Chairman of the Board's
                                                 Compensation Committee

                                                 THE CONSULTANT:

                                                 /s/ JAMES C. NEW
                                                 -------------------------------
                                                 JAMES C. NEW